Exhibit 10.2

[___], 2022

Apollo Strategic Growth Capital III
9 West 57th Street, 43rd Floor

New York, NY 10019

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Apollo Strategic Growth Capital III, a Cayman Islands exempted company, incorporated with limited liability (the “Company”), and Credit Suisse Securities (USA) LLC, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of 35,000,000 of the Company’s units (including up to 5,250,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-third (1/3) of one redeemable Warrant. Each whole Warrant (each, a “Warrant”) entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Representative, on behalf of the Underwriters, to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, APSG Sponsor III, L.P., a Cayman Islands limited partnership (the “Sponsor”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and, collectively, the “Insiders”), hereby severally (and not jointly and severally) agrees with the Company as follows:

1.                  The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination (as defined below), then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares (as defined below) owned by it, him or her in favor of such proposed Business Combination and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Shares owned by it, him or her to the Company in connection therewith.

2.                  The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 21 months from the closing of the Public Offering, or up to 24 months from the closing of the Public Offering if the Company extends the period of time to consummate an initial Business Combination (the “Completion Window”), or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account, less amounts withdrawn to pay the Company’s taxes (“Permitted Withdrawals”) and less up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the Completion Window or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination acquisition, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account, less Permitted Withdrawals, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any Ordinary Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association or in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity).

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3.                  During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any such release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. Additionally, the provisions of this paragraph will not apply to any transfers or transactions that are permitted under Section 7(c) of this Letter Agreement.

4.                  In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor or any other Insider) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination (a “Target”); provided, however, that such indemnification of the Company by the Sponsor (x) shall apply only to the extent necessary to ensure that such claims by a third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share or (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets less Permitted Withdrawals, (y) shall not apply to any claims by a third party (including a Target) that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. For the avoidance of doubt, none of the Company’s officers or directors will indemnify the Company for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

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5.                  To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 5,250,000 Units within 30 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, an aggregate number of Founder Shares equal to the product of 1,312,500 multiplied by a fraction, (i) the numerator of which is 5,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 5,250,000. All references in this Letter Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Shareholders (as defined below) will own an aggregate of 20.0% of the Company’s issued and outstanding Shares after the Public Offering. To the extent that the size of the Public Offering is increased or decreased, the Company will effect a capitalization or share repurchase, redemption or share split or other appropriate mechanism, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Shares of the Initial Shareholders prior to the Public Offering at 20.0% of the Company’s issued and outstanding Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 5,250,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the Public Offering and (B) the reference to 1,312,500 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order to hold (with all of the Initial Shareholders) an aggregate of 20.0% of the Company’s issued and outstanding Shares after the Public Offering.

6.                  The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a) and 7(b), as applicable, of this Letter Agreement; (ii) monetary damages may not be an adequate remedy for such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.                  (a) Subject to the exceptions set forth herein, the Sponsor and each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (i) one year after the completion of the Company’s initial Business Combination, (ii) subsequent to the initial Business Combination, (x) if the last reported sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, consolidation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)               Subject to the exceptions set forth herein, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (as defined below) or Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants, until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

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(c)                Notwithstanding the provisions set forth in paragraphs 3 and 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted: (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any member of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, transfers by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by virtue of the laws of the Cayman Islands or the Sponsor’s operating agreement upon dissolution of the Sponsor; (f) transfers by private sales or transfers made in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased; (g) transfers in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; (h) in the event of the Company’s completion of a liquidation, merger, consolidation, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; (j) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the Sponsor, any other Insider and/or their affiliates or any similar arrangement relating to a financing arrangement for the benefit of the Sponsor, any other Insider and/or their affiliates; and (k) pursuant to a bona fide loan or pledge or as a grant or maintenance of a bona fide lien, security interest, pledge or other similar encumbrance (each, a “Pledge”) of any such securities owned by the Sponsor, any other Insider and/or their affiliates to a nationally or internationally recognized financial institution (an “Institution”) in connection with a loan to the Sponsor, such Insider and/or their affiliates; provided, however, that (A) the Sponsor, such Insider and/or their affiliates shall not Pledge such securities resulting in a loan to value in excess of 50%; and (B) the Sponsor, such Insider or the Company, as the case may be, shall provide Credit Suisse Securities (USA) LLC prior written notice informing them of any public filing, report or announcement made by or on behalf of the Sponsor, such Insider or the Company with respect thereto; provided, however, that in the case of clauses (a) through (d), (f) and (i), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

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8.                  The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.                  [Reserved.]

10.              The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11.              As used herein, (i) “Business Combination” shall mean a merger, consolidation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 9,987,500 Class B Ordinary Shares of the Company, par value $0.0001 per share (up to 1,312,500 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriters), initially held by the Sponsor; (iv) “Initial Shareholders” shall mean the Sponsor and any other holder of Founder Shares immediately prior to the Public Offering; (v) “Private Placement Warrants” shall mean the warrants to purchase 6,107,500 Ordinary Shares of the Company (or up to 6,807,500 Ordinary Shares if the Underwriters’ over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of approximately $11.0 million in the aggregate (or $12.2 million if the over-allotment option is exercised in full), or $1.50 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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12.              This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.              Except as otherwise provided herein, no party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.              Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.              This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.              This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.              This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

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18.              Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.              This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2022; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation for a period of six (6) years.

[Signature Page follows]

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Sincerely,

APSG SPONSOR III, L.P.

By:
Name:
Title:

[Insiders]

By:
Name:
Title:

Acknowledged and Agreed:

APOLLO STRATEGIC GROWTH CAPITAL III

By:
Name: James Crossen
Title: Chief Financial Officer, Chief Accounting Officer and Secretary

[Signature Page to Letter Agreement]